Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
REQUIRED BY RULE 13a-14(b) or RULE 15d-14(b)
AND SECTION 906 OF THE SARBANES-OXLEY ACT
OF 2002, 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Williams Controls, Inc (the “Company”) on Form 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dennis E. Bunday, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DENNIS E. BUNDAY
Dennis E. Bunday
Chief Financial Officer
Williams Controls, Inc.
May 13, 2004